Exhibit 99.1

Nov 11, 2025 4:15 PM Eastern Standard Time

World Kinect Corporation Extends $2 Billion Credit Facility to 2030

MIAMI—(BUSINESS WIRE)—World Kinect Corporation (NYSE: WKC) today announced the amendment and extension of its $2 billion senior unsecured credit facility, which includes both a revolving credit facility and a term loan. The maturity date has been extended to November 2030, with an option to further extend to November 2031, subject to lender consent.

Led by Bank of America, the facility reflects continued strong support from a diversified syndicate of global financial institutions and reinforces World Kinect’s robust liquidity position.

“This extension underscores the strength of our credit profile and further supports our ability to deliver long-term value through a sharpened focus on execution and profitable growth,” said Ira M. Birns, President of World Kinect Corporation.

“We’re grateful for the continued support of our banking partners,” added Mike Tejada, Executive Vice President and Chief Financial Officer. “This facility gives us the financial agility to support our strategic growth initiatives and respond to the evolving needs of the business.”

The amended facility includes improved pricing terms and expanded covenant flexibility to support the company’s capital allocation priorities and growth plans.

About World Kinect Corporation

Headquartered in Miami, Florida, World Kinect Corporation (NYSE: WKC) is a global energy management company offering fulfillment and related services to customers across the aviation, marine, and land-based transportation sectors. The company also supplies natural gas and power in the United States and Europe along with a broad suite of sustainability-related products and services.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words “believe,” “anticipate,” “expect,” “estimate,” “project,” “could,” “would,” “will,” “will be,” “will continue,” “plan,” or words or phrases of similar meaning. Specifically, this release includes forward-looking statements regarding our strategic growth initiatives. Our forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in our Securities and Exchange Commission (“SEC”) filings, including our most recent Annual Report on Form 10-K filed with the SEC. Our actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to: the effects of tariffs and other trade restrictions, which can lead to continuing uncertainty and volatility in global financial and commodity markets, declining consumer confidence, lower personal and business travel and consequent demand for our fuel products; customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts; changes in the market prices of energy or commodities or extremely high or low fuel prices that continue for an extended period of time; adverse conditions in the industries in which our customers operate; our inability to effectively mitigate certain financial risks and other risks associated with derivatives and our physical fuel products; our ability to achieve the expected level of benefit from our restructuring activities and cost reduction initiatives; relationships with our employees and potential labor disputes associated with employees covered by collective bargaining agreements; our failure to comply with restrictions and covenants governing our outstanding indebtedness; the impact of cyber and other information technology or security related incidents on us, our customers or other parties; changes in the political, economic or regulatory environment generally and in the markets in which we operate, including as a result of geopolitical conflicts, including the current conflicts in Eastern Europe and the Middle East and the actions of the U.S. presidential administration; greenhouse gas reduction programs and other environmental and climate change legislation adopted by governments around the world, including cap and trade regimes, carbon taxes, increased efficiency standards and mandates for renewable energy, each of which could increase our operating and compliance costs as well as adversely impact our sales of fuel products; changes in credit terms extended to us from our suppliers; non-performance of suppliers on their sale commitments and customers on their purchase commitments; non-performance of third-party service providers; our ability to effectively integrate and derive benefits from acquired businesses; our ability to meet financial forecasts associated with our operating plan; lower than expected cash flows and revenues, which could impair our ability to realize the value of recorded intangible assets and goodwill; the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs; currency exchange fluctuations; inflationary pressures and their impact on our customers or the global economy, including sudden or significant increases in interest rates or a global recession; our ability to effectively leverage technology and operating systems and realize the anticipated benefits; failure to meet fuel and other product specifications agreed with our customers; environmental and other risks associated with the storage, transportation and delivery of petroleum products; reputational harm from adverse publicity arising out of spills, environmental contamination or public perception about the impacts on climate change by us or other companies in our industry; risks associated with operating in high-risk locations, including supply disruptions, border closures and other logistical difficulties that arise when working in these areas; uninsured or underinsured losses; seasonal variability that adversely affects our revenues and operating results, as well as the impact of natural disasters, such as earthquakes, hurricanes and wildfires; declines in the value and liquidity of cash equivalents and investments; our ability to retain and attract senior management and other key employees; changes in U.S. or foreign tax laws, including changes resulting from the One Big Beautiful Bill Act, interpretations of such laws, changes in the mix of taxable income among different tax jurisdictions, or adverse results of tax audits, assessments, or disputes; our failure to generate sufficient future taxable income in jurisdictions with material deferred tax assets and net operating loss carryforwards; changes in multilateral conventions, treaties or other arrangements between or among sovereign nations; our ability to comply with U.S. and international laws and regulations, including those related to anti-corruption, economic sanction programs and environmental matters; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; and other risks described from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

For more information, visit www.world-kinect.com.

Contacts

Braulio Medrano, Senior Director FP&A and Investor Relations

investor@worldkinect.com